INSTRUMENT

     THIS  INSTRUMENT  is  entered  into  by  the   undersigned   trustees  (the
"Trustees") as of November 18, 2008.

                  WHEREAS, the undersigned Trustees constitute all of the trustees holding office for each of the trusts identified on Attachment A hereto (the "Trusts");

                  WHEREAS, the Agreement and Declaration of Trust and By-Laws now in effect for each of the Trusts provide that each such Agreement and Declaration of Trust and such By-Laws may be amended by the Trustees (subject to certain limitations not here applicable);

                  NOW, THEREFORE, the undersigned Trustees hereby adopt for each Trust the Amended and Restated Agreement and Declaration of Trust and By-Laws of such Trust attached hereto as Attachment B.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Trustees named below are signing this Instrument on the date stated in the introductory clause.


/s/ John J. Brennan                            /s/ JoAnn Heffernan Heisen
--------------------------------               --------------------------------
John J. Brennan                                JoAnn Heffernan Heisen
Trustee                                        Trustee

/s/ Charles D. Ellis                           /s/ Andre Perold
--------------------------------               --------------------------------
Charles D. Ellis                               Andre Perold
Trustee                                        Trustee

/s/ Emerson U. Fullwood                        /s/ Alfred M. Rankin, Jr.
--------------------------------               --------------------------------
Emerson U. Fullwood                            Alfred M. Rankin, Jr.
Trustee                                        Trustee

/s/ Rajiv L. Gupta                            /s/ J. Lawrence Wilson
--------------------------------               --------------------------------
Rajiv L. Gupta                                 J. Lawrence Wilson
Trustee                                        Trustee

/s/ Amy Gutmann
--------------------------------
Amy Gutmann
Trustee

                                  ATTACHMENT A

                                 LIST OF TRUSTS


Vanguard Admiral Funds                   Vanguard Bond Index Funds
Vanguard CMT Funds                       Vanguard California Tax-Free Funds
Vanguard Chester Funds                   Vanguard Convertible Securities Fund
Vanguard Explorer Fund                   Vanguard Fenway Funds
Vanguard Fixed Income Securities Funds   Vanguard Florida Tax-Free Funds
Vanguard Horizon Funds                   Vanguard Index Funds
Vanguard Institutional Index Funds       Vanguard International Equity Index Funds
Vanguard Malvern Funds                   Vanguard Massachusetts Tax-Exempt Funds
Vanguard Money Market Reserves           Vanguard Montgomery Funds
Vanguard Morgan Growth Fund              Vanguard Municipal Bond Funds
Vanguard New Jersey Tax-Free Funds       Vanguard New York Tax-Free Funds
Vanguard Ohio Tax-Free Funds             Vanguard Pennsylvania Tax-Free Funds
Vanguard Quantitative Funds              Vanguard STAR Funds
Vanguard Specialized Funds               Vanguard Tax-Managed Funds
Vanguard Treasury Fund                   Vanguard Trustees' Equity Fund
Vanguard Valley Forge Funds              Vanguard Variable Insurance Funds
Vanguard Wellesley Income Fund           Vanguard Wellington Fund
Vanguard Whitehall Funds                 Vanguard Windsor Funds
Vanguard World Fund

                                  ATTACHMENT B


     Amended and Restated Agreement and Declaration of Trust and By-Laws of each Trust

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                      VANGUARD PENNSYLVANIA TAX-FREE FUNDS

                  These By-Laws of Vanguard Pennsylvania Tax-Free Funds, a Delaware statutory trust, are subject to the Amended and Restated Declaration of Trust of the Trust dated as of November 19, 2008, as from time to time amended, supplemented or restated (the "Declaration of Trust"). In the event of any conflict between the provisions of these By-Laws and the provisions of the Declaration of Trust, the provisions of the Declaration of Trust will control. Capitalized terms used herein which are defined in the Declaration of Trust are used as therein defined.


                                    ARTICLE I

                             Fiscal Year and Offices

     Section 1. Fiscal Year. Unless otherwise provided by resolution of the Board of Trustees, the fiscal year of the Trust shall begin on the 1st day of December and end on the last day of November.

                  Section 2. Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

                  Section 3. Principal Office. The principal office of the Trust shall be located at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, or such other location s the Trustees may from time to time determine.

                  Section 4. Other Offices. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                   ARTICLE II

                            Meetings of Shareholders

                  Section 1. Place of Meeting. Meetings of the Shareholders for the election of Trustees shall be held in such place as shall be fixed by resolution of the Board of Trustees and stated in the notice of the meeting.

                  Section 2. Annual Meetings. An annual meeting of Shareholders will not be held unless the 1940 Act requires the election of Trustees to be acted upon.

                  Section 3. Special Meetings. Special meetings of the Shareholders may be called at any time by the chairman, or president, or by the Board of Trustees, and shall be called by the secretary upon written request of the holders of Shares entitled to cast not less than twenty percent of all the votes entitled to be cast at such meeting provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on and
(b) the Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve months. The foregoing provisions of this Section 3 notwithstanding a special meeting of Shareholders shall be called upon the request of the holders of at least ten percent of the votes entitled to be cast for the purpose of consideration removal of a Trustee from office as provided in section 16(c) of the 1940 Act.

                  Section 4. Notice. Not less than ten, nor more than ninety
(90) days before the date of every annual or special meeting, the secretary shall cause to be delivered to each Shareholder entitled to vote at such meeting a written notice in accordance with Article IV, Section 1 of these By-Laws stating the time and place of the meeting and, in the case of a special meeting of Shareholders, shall state the purposes of the meeting and the matters to be acted on and the purposes of such special meeting and matters to be acted on shall be limited to those stated in such written notice. Notice of adjournment of a Shareholders meeting to another time or place need not be given, if such time and place are announced at the meeting. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting.

                  Section 5. Record Date for Meetings. The Board of Trustees may fix in advance a date not more than ninety (90), nor less than ten, days prior to the date of any annual or special meeting of the Shareholders as a record date for the determination of the Shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Trust after any such record date fixed as aforesaid.

                  Section 6. Quorum. Except as otherwise provided by the 1940 Act or in the Trust's Declaration of Trust, at any meeting of Shareholders, the presence in person or by proxy of the holders of record of Shares issued and outstanding and entitled to vote representing more than fifty percent of the total combined net asset value of all Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting.

                  If, however, a quorum shall not be present or represented at any meeting of the Shareholders, either the chairman of the meeting (without a Shareholder vote) or the holders of a majority of the votes present or in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 7. Voting. Each Shareholder shall have one vote for each dollar (and a fractional vote for each fractional dollar) of the net asset value of each share (including fractional Shares) held by such Shareholder on the record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of Shareholders. For purposes of this section and Section 6 of this
Article II, net asset value shall be determined pursuant to Section 3, Article VIII of these By-Laws as of the record date for such meeting set pursuant to
Section 5. There shall be no cumulative voting in the election of Trustees. At any meeting of Shareholders, any Shareholder entitled to vote thereat may vote either in person or by written proxy signed by the Shareholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the secretary, or with such other officer or agent of the Trust as the secretary may direct, for verification prior to the time at which such vote shall be taken; provided, however, that notwithstanding any other provision of this Section 7 to the contrary, the Trustees or any officer of the Trust with responsibility for such matters may at any time adopt one or more electronic, telecommunication, telephonic, computerized or other alternatives to execution of a written instrument that will enable Shareholders entitled to vote at any meeting to appoint a proxy to vote such Shareholders' Shares at such meeting; provided, further, that, until the Trustees or such officer adopt such electronic, telecommunication, telephonic, computerized or other alternatives, no Shareholder may act to appoint a proxy to vote such holder's Shares at a meeting by any such alternatives and if the Trustees or such officer do adopt such electronic, telecommunication, telephonic, computerized or other alternatives, then Shareholders may only act in the manner prescribed by the Trustees. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. When any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Except as otherwise provided herein or in the Declaration of Trust or the Delaware Act, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were Shareholders of a Delaware corporation.

                  At all meetings of the Shareholders, a quorum being present, the Trustees shall be elected by the vote of a plurality of the votes cast by Shareholders present in person or by proxy and all other matters shall be decided by majority of the votes cast by Shareholders present in person or by proxy, unless the question is one for which by express provision of the 1940 Act or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. There shall be no cumulative voting for Trustees. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

                  Section 8. Inspectors. At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

                  Section 9. Stock Ledger and List of Shareholders. It shall be the duty of the secretary or assistant secretary of the Trust to cause an original or duplicate share ledger to be maintained at the office of the Trust's transfer agent. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                  Section 10. Action Without Meeting. Any action to be taken by Shareholders may be taken without a meeting if (a) all Shareholders entitled to vote on the matter consent to the action in writing, (b) all Shareholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and (c) the written consents are filed with the records of the meeting of Shareholders. Such consent shall be treated for all purposes as a vote at a meeting.
                                   ARTICLE III

                                    Trustees

     Section 1. Place of Meeting. Meetings of the Board of Trustees, regular or special, may be held at any place as the Board may from time to time determine.

                  Section 2. Quorum. At all meetings of the Board of Trustees, one-third of the Trustees then in office shall constitute a quorum for the transaction of business provided that in no case may a quorum be fewer than two persons (unless there is only one Trustee then in office, in which case such Trustee shall constitute a quorum). The action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the 1940 Act or the Declaration of Trust. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 3. Regular Meetings. Regular meetings of the Board of Trustees may be held without additional notice at such time and place as shall from time to time be determined by the Board of Trustees provided that notice of any change in the time or place of such meetings shall be sent promptly to each Trustee not present at the meeting at which such change was made in the manner provided for notice of special meetings.

                  Section 4. Special Meetings. Special meetings of the Board of Trustees may be called by the chairman or president on one day's notice to each Trustee; special meetings shall be called by the chairman or president or secretary in like manner and on like notice on the written request of two Trustees.

                  Section 5. Telephone Meeting. Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

                  Section 6. Informal Actions. Any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Trustees then in office or by a majority of the members of such committee, as the case may be (unless, in either case, the question is one for which by express provision of the 1940 Act or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question). Any such written consent shall be filed with the minutes of proceedings of the Board or committee, as applicable.

                  Section 7. Committees. The Board of Trustees may appoint from among its members an Executive Committee and other committees composed of two or more Trustees, and may delegate to such committees any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust.

                  Section 8. Action of Committees. In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be fewer than two Trustees. The committees shall keep minutes of their proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

                                   ARTICLE IV

                                     Notices

                  Section 1. Form. Subject to the 1940 Act, notices and all other communications to Shareholders shall be in writing and delivered personally, or sent by electronic transmission to an electronic mail address provided by the Shareholder or mailed to the Shareholders at their addresses appearing on the books of the Trust. Notices to Trustees shall be oral or by telephone or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust or by electronic transmission to an electronic mail address provided by the Trustee. Notice by mail shall be deemed to be given at the time when the same shall be mailed and notice by electronic transmission shall be deemed given at the time when sent. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

                  Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees or a committee is required to be given under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Trustees or a committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V

                                    Officers

                  Section 1. Executive Officers. The officers of the Trust shall be chosen by the Board of Trustees and shall include a chairman, president, a secretary and a treasurer. The Board of Trustees may, from time to time, elect or appoint a controller, one or more vice presidents, assistant secretaries, assistant treasurers, and assistant controllers. The Board of Trustees, at its discretion, may also appoint a Trustee as senior chairman of the Board of Trustees who shall perform and execute such executive and administrative duties and powers as the Board of Trustees shall from time to time prescribe. The same person may hold two or more offices, except that no person shall be both president and vice president and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust or these By-Laws to be executed, acknowledged or verified by two or more officers.

                  Section 2. Election. The Board of Trustees shall choose a chairman, president, a secretary and a treasurer.

                  Section 3. Other Officers. The Board of Trustees from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board of Trustees. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

                  Section 4. Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

                  Section 5. Tenure. The officers of the Trust shall serve at the pleasure of the Board of Trustees. Any officer or agent may be removed by the affirmative vote of the Board of Trustees with or without cause whenever, in its judgment, the best interests of the Trust will be served thereby. In addition, any officer or agent appointed pursuant to Section 3 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees, unless pursuant to Section 3 the power of appointment has been conferred by the Board of Trustees on any other officer.

                  Section 6. President and Chief Executive Officer. The president shall be the chief executive officer of the Trust, unless the Board of Trustees designates the chairman as chief executive officer. The chief executive officer shall see that all orders and resolutions of the Board of Trustees are carried into effect. The chief executive officer shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

                  Section 7. Chairman. The chairman of the Board of Trustees shall perform and execute such duties and administrative powers as the Board of Trustees shall from time to time prescribe.

                  Section 8. Senior Chairman of the Board. The senior chairman of the Board of Trustees, if one shall be chosen, shall perform and execute such executive duties and administrative powers as the Board of Trustees shall from time to time prescribe.

                  Section 9. Vice President. The vice presidents, in order of their seniority, shall, in the absence or disability of the chief executive officer, perform the duties and exercise the powers of the chief executive officer and shall perform such other duties as the Board of Trustees or the chief executive officer may from time to time prescribe.

                  Section 10. Secretary. The secretary shall attend all meetings of the Board of Trustees and all meetings of the Shareholders and record all the proceedings thereof and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of meetings of the Shareholders and of the Board of Trustees, shall have charge of the records of the Trust, including the stock books, and shall perform such other duties as may be prescribed by the Board of Trustees or chief executive officer, under whose supervision he shall be. He shall keep in safe custody the seal of the Trust and, when authorized by the Board of Trustees, shall affix and attest the same to any instrument requiring it. The Board of Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

                  Section 11. Assistant Secretaries. The assistant secretaries in order of their seniority, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Trustees or the chief executive officer shall prescribe.

                  Section 12. Treasurer. The treasurer, unless another officer has been so designated, shall be the chief financial officer of the Trust. He shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Board of Trustees, he shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. He shall render to the Board of Trustees, whenever directed by the Board of Trustees, an account of the financial condition of the Trust and of all his transactions as treasurer. He shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a statement of operations for the preceding fiscal year. He shall perform all of the acts incidental to the office of treasurer, subject to the control of the Board of Trustees or the chief executive officer.

                  Section 13. Assistant Treasurer. The assistant treasurer shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Trustees or the chief executive officer may from time to time prescribe.

                                   ARTICLE VI

                          Indemnification and Insurance

                  Section 1. Agents, Proceedings and Expenses. For the purpose of this Article, "agent" means any person who is or was a Trustee or officer of this Trust and any person who, while a Trustee or officer of this Trust, is or was serving at the request of this Trust as a Trustee, director, officer, partner, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "Trust" includes any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction; "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes without limitation attorney's fees and any expenses of establishing a right to indemnification under this Article.

                  Section 2. Actions Other Than by Trust. This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that person acted in good faith and reasonably believed: (a) in the case of conduct in his official capacity as an agent of the Trust, that his conduct was in the Trust's best interests and (b) in all other cases, that his conduct was at least not opposed to the Trust's best interests and (c) in the case of a criminal proceeding, that he had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order or settlement shall not of itself create a presumption that the person did not meet the requisite standard of conduct set forth in this Section. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not meet the requisite standard of conduct set forth in this Section.

                  Section 3. Actions by the Trust. This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of this Trust to procure a judgment in its favor by reason of the fact that that person is or was an agent of this Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

                  Section 4. Exclusion of Indemnification. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with this Trust.

                  No indemnification shall be made under Sections 2 or 3 of this
Article:

     (a) In respect of any proceeding as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

     (b) In respect of any proceeding as to which that person shall have been adjudged to be liable in the performance of that person's duty to this Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the relevant circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; however, in such case, indemnification with respect to any proceeding by or in the right of the Trust or in which liability shall have been adjudged by reason of the disabling conduct set forth in the preceding paragraph shall be limited to expenses; or

     (c) Of amounts paid in settling or otherwise disposing of a proceeding, with or without court approval, or of expenses incurred in defending a proceeding which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

                  Section 5. Successful Defense by Agent. To the extent that an agent of this Trust has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Sections 2 or 3 of this Article before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are disinterested, non-party Trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

                  Section 6. Required Approval. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by this Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

     (a) A majority vote of a quorum consisting of Trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the 1940 Act);

     (b) A written opinion by an independent legal counsel; or

     (c) The Shareholders; however, Shares held by agents who are parties to the proceeding may not be voted on the subject matter under this Sub-Section.

                  Section 7. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by this Trust before the final disposition of the proceeding if (a) receipt of a written affirmation by the agent of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the agent, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he has not met those requirements, and (b) a determination that the facts then known to those making the determination would not preclude indemnification under this Article. Determinations and authorizations of payments under this Section must be made in the manner specified in Section 6 of this Article for determining that the indemnification is permissible.

                  Section 8. Other Contractual Rights. Nothing contained in this Article shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.

                  Section 9. Limitations. No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6 in any circumstances where it appears:

                  (a) That it would be inconsistent with a provision of the Agreement and Declaration of Trust of the Trust, a resolution of the Shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

                  (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                  Section 10. Insurance. Upon and in the event of a determination by the Board of Trustees of this Trust to purchase such insurance, this Trust shall purchase and maintain insurance on behalf of any agent or employee of this Trust against any liability asserted against or incurred by the agent or employee in such capacity or arising out of the agent's or employee's status as such to the fullest extent permitted by law.

                  Section 11. Fiduciaries of Employee Benefit Plan. This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII

                          Shares of Beneficial Interest

                  Section 1. Certificates. A certificate or certificates representing and certifying the series or class and the full, but not fractional, number of Shares of beneficial interest owned by each Shareholder in the Trust shall not be issued except as the Board of Trustees may otherwise determine from time to time. Any such certificate issued shall be signed by facsimile signature or otherwise by the chairman or president or a vice president and counter-signed by the secretary or an assistant secretary or the treasurer or an assistant treasurer.

                  Section 2. Signature. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

                  Section 3. Recording and Transfer Without Certificates. The Trust shall have the full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of the Trust's Shares by electronic or other means without the issuance of certificates.

                  Section 4. Lost Certificates. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been stolen, lost or destroyed, or upon other satisfactory evidence of such theft, loss or destruction and may in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

                  Section 5. Transfer of Shares. Transfers of Shares of beneficial interest of the Trust shall be made on the books of the Trust by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Trust) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such Shares, or (ii) as otherwise prescribed by the Board of Trustees. Every certificate exchanged, surrendered for redemption or otherwise returned to the Trust shall be marked "Canceled" with the date of cancellation.

                  Section 6. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or the Declaration of Trust.

                  Section 7. Transfer Agents and Registrars. The Board of Trustees may, from time to time, appoint or remove transfer agents and or registrars of the Trust, and they may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing Shares of beneficial interest thereafter issued shall be countersigned by such transfer agent and shall not be valid unless so countersigned.

                  Section 8. Stock Ledger. The Trust shall maintain an original stock ledger containing the names and addresses of all Shareholders and the number and series or class of Shares held by each Shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within reasonable time for visual inspection.

                                  ARTICLE VIII

                               General Provisions

                  Section 1. Custodianship. Except as otherwise provided by resolution of the Board of Trustees, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Trust. Subject to the approval of the Board of Trustees, the custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

                  Section 2. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust may be signed by the chairman or president or a vice president or the treasurer or the secretary or any other duly authorized officer or agent of the Trust, which authority may be general or specific.

                  Section 3. Net Asset Value. Subject to Section 1 of Article VI of the Declaration of Trust, the net asset value per Share shall be determined separately as to each series or class of the Trust's Shares, by dividing the sum of the total market value of the series' or class's investments and other assets, less any liabilities, by the total outstanding Shares of such series or class, subject to the 1940 Act and any other applicable Federal securities law or rule or regulation currently in effect.

                                   ARTICLE IX

                                   Amendments

                  The Board of Trustees, without a vote by the Shareholders, shall have the power to make, alter and repeal the By-Laws of the Trust.